NEWS RELEASE

PAR PACIFIC HOLDINGS REPORTS THIRD QUARTER 2017 RESULTS

•	Third Quarter Net Income of $18.8 million, or $0.41 per diluted share

•	Third Quarter Adjusted Net Income of $26.2 million, or $0.55 per diluted share

•	Third Quarter Adjusted EBITDA of $45.1 million

HOUSTON, November 6, 2017 - Par Pacific Holdings, Inc. (NYSE AMERICAN: PARR) (“Par Pacific” or the “Company”) today reported its financial results for the quarter ended September 30, 2017. Par Pacific reported net income of $18.8 million, or $0.41 per diluted share, for the quarter ended September 30, 2017, compared to a net loss of $(27.8) million, or $(0.67) per diluted share, for the same quarter in 2016. Third quarter 2017 Adjusted Net Income was $26.2 million, compared to an Adjusted Net Loss of $(18.9) million in the third quarter of 2016. Third quarter 2017 Adjusted EBITDA was $45.1 million, compared to a loss of $(1.6) million in the third quarter of 2016. A reconciliation of reported non-GAAP financial measures to their most directly comparable GAAP financial measures can be found in the tables accompanying this news release.

“All of our business units reported strong operating earnings, resulting in a record quarter of $0.55 of Adjusted Net Income per diluted share,” said William Pate, Par Pacific’s President and Chief Executive Officer. “I want to recognize and thank our exceptional team for their continued hard work and dedication to standards of excellence.”

Refining
The Refining segment generated operating income of $21.3 million for the third quarter of 2017, compared to operating loss of $(18.2) million for the third quarter of 2016. Adjusted Gross Margin for the Refining segment was $71.2 million in the third quarter of 2017, compared to $32.2 million in the third quarter of 2016.

Refining Adjusted EBITDA was $35.1 million in the third quarter of 2017, compared to Refining Adjusted EBITDA losses of $(3.7) million in the third quarter of 2016.

Hawaii Refinery
The combined Mid Pacific Index was $10.27/bbl in the third quarter of 2017, compared to $6.87/bbl in the third quarter of 2016. The Hawaii refinery’s throughput in the third quarter of 2017 was 74 thousand barrels per day (Mbpd). This compares to 54 Mbpd throughput for the same quarter in 2016 when the Hawaii refinery was in major turnaround. Production costs were $3.69 per throughput barrel in the third quarter of 2017, compared to $5.42 per throughput barrel in the same period in 2016.

Wyoming Refinery
Par Pacific closed the acquisition of the Wyoming Refining Company on July 14, 2016, so the prior period results of the Wyoming refinery reflect a partial quarter. During the third quarter of 2017, the Wyoming 3-2-1 Index averaged $25.29/bbl, compared to $19.12/bbl in the third quarter of 2016. The Wyoming refinery’s throughput was 17 Mbpd in the third quarter of 2017 compared to 16 Mbpd for the same quarter in 2016. Production costs were $6.67 per throughput barrel in the third quarter of 2017, compared to $5.52 per throughput barrel for the same quarter in 2016.

Retail
The Retail segment reported operating income of $7.5 million in the third quarter of 2017, compared to $6.9 million in the third quarter of 2016. Adjusted Gross Margin for the Retail segment was $20.5 million in the third quarter of 2017, compared to $19.2 million in the same quarter of 2016. Retail Adjusted EBITDA was $8.9 million in the third quarter of 2017, compared to $8.8 million in the third quarter of 2016. The Retail segment had sales volumes of 24.1 million gallons in the third quarter of 2017, compared to 23.6 million gallons in the same quarter of 2016.

Logistics
The Logistics segment generated operating income of $10.4 million in the third quarter of 2017, compared to $2.8 million for the third quarter of 2016. Wyoming contributed approximately $2.3 million of operating income to the Logistics segment during the third quarter of 2017. Adjusted Gross Margin for the Logistics segment was $16.0 million in the third quarter of 2017, compared to $8.8 million in the same quarter last year. Logistics Adjusted EBITDA was $12.0 million in the third quarter of 2017, compared to $4.1 million in the third quarter of 2016.

Laramie Energy
Equity earnings from Laramie Energy, LLC (“Laramie”) in the third quarter of 2017 were $0.6 million, compared to equity earnings of $3.7 million in the third quarter of 2016. Third quarter 2017 earnings attributable to Par Pacific’s 42.3% ownership interest in Laramie included $1.0 million in unrealized gains on derivative instruments compared to $5.4 million in unrealized gains on derivative instruments during the third quarter of 2016.

Laramie averaged 142 million cubic feet equivalent per day (MMcfed) of production during the third quarter of 2017 and exited the quarter with daily production of 142 MMcfe. The relatively flat daily exit production when comparing the second quarter to the third quarter of 2017 was primarily a result of the renegotiation of certain gathering and processing agreements by Laramie and Laramie’s consequent election to retain ethane.

Liquidity
Par Pacific reduced its net debt by $35.8 million during the third quarter of 2017 and $77.5 million during the first nine months of 2017. Net cash provided by operations totaled $105.5 million for the nine months ended September 30, 2017, compared to $(41.2) million used in the nine months ended September 30, 2016. At September 30, 2017, Par Pacific’s cash balance totaled $78.3 million, long-term debt totaled $330.2 million (including current maturities), and total liquidity was $137.3 million.

Conference Call Information
A conference call is scheduled for Tuesday, November 7, 2017 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To access the call, please dial 1-877-404-9648 inside the U.S. or 1-412-902-0030 outside the U.S. and ask for the Par Pacific call. The webcast may be accessed online through the Company’s website at http://www.parpacific.com on the Investor Relations page. Please log on at least 10 minutes early to register. A telephone replay will be available until November 21, 2017 and may be accessed by calling 1-877-660-6853 inside the U.S. or 1-201-612-7415 outside the U.S. and using the conference ID 13672032#.

About Par Pacific
Par Pacific Holdings, Inc., headquartered in Houston, Texas, owns, manages, and maintains interests in energy and infrastructure businesses. Par Pacific’s strategy is to identify, acquire and operate energy and infrastructure companies with attractive competitive positions. Par Pacific owns and operates one of the largest energy infrastructure networks in Hawaii with a 94,000-bpd refinery, a logistics network supplying the major islands of the state, and 91 retail locations. In Wyoming, Par Pacific owns a refinery and associated logistics network in a niche market. Par Pacific also owns 42.3% of Laramie Energy, LLC which has natural gas operations and assets concentrated in the Piceance Basin in Western Colorado. More information is available at www.parpacific.com.

Forward-Looking Statements
This news release (and oral statements regarding the subject matter of this news release, including those made on the conference call and webcast announced herein) includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, without limitation, statements about: expected market conditions; expected refinery throughput; anticipated capital expenditures, including major maintenance costs, and their effect on our financial and operating results, including earnings per share; anticipated retail sales volumes and on-island sales; the anticipated financial and operational results of Laramie Energy, LLC; the amount of our discounted net cash flows and the impact of our NOL carryforwards on them; the uncertainty inherent in estimating natural gas and oil reserves; our ability to identify, acquire and operate energy and infrastructure companies with attractive competitive positions; and other risks and uncertainties detailed in Par Pacific’s Annual Report on Form 10-K for the year ended December 31, 2016 and any other documents that Par Pacific has filed with the Securities and Exchange Commission (SEC). Additionally, forward looking statements are subject to certain risks, trends, and uncertainties, such as changes to financial condition and liquidity; the volatility of crude oil and refined product prices; operating disruptions at our refineries resulting from unplanned maintenance events; uncertainties inherent in estimating oil, natural gas and NGL reserves; environmental risks; and risks of political or regulatory changes. Par Pacific cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Par Pacific does not intend to update or revise any forward-looking statements made herein or any other forward looking statements as a result of new information, future events or otherwise. The Company further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this news release.

Contact:
Christine Laborde
Director, Investor Relations & Public Affairs
(832) 916-3396
claborde@parpacific.com

Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues	$610,506	$510,305	$1,780,004	$1,301,909
Operating expenses
Cost of revenues (excluding depreciation)	509,476	459,296	1,485,118	1,166,347
Operating expense (excluding depreciation)	51,718	51,240	153,741	125,325
Depreciation, depletion, and amortization	11,304	9,643	33,848	19,839
General and administrative expense (excluding depreciation)	11,292	9,863	34,688	31,654
Acquisition and integration expense	—	2,047	253	3,563
Total operating expenses	583,790	532,089	1,707,648	1,346,728
Operating income (loss)	26,716	(21,784)	72,356	(44,819)
Other income (expense)
Interest expense and financing costs, net	(7,419)	(11,232)	(25,500)	(21,951)
Loss on termination of financing agreements	—	—	(1,804)	—
Other income (expense), net	649	(56)	886	60
Change in value of common stock warrants	(975)	657	(2,211)	3,477
Change in value of contingent consideration	—	1,025	—	10,753
Equity earnings (losses) from Laramie Energy, LLC	553	3,659	11,651	(15,159)
Total other income (expense), net	(7,192)	(5,947)	(16,978)	(22,820)
Income (loss) before income taxes	19,524	(27,731)	55,378	(67,639)
Income tax benefit (expense)	(700)	(30)	(1,762)	8,117
Net income (loss)	$18,824	$(27,761)	$53,616	$(59,522)

Weighted-average shares outstanding
Basic	45,561	41,580	45,505	41,309
Diluted	51,992	41,580	45,527	41,309

Income (loss) per share
Basic	$0.41	$(0.67)	$1.16	$(1.44)
Diluted	$0.41	$(0.67)	$1.16	$(1.44)

Balance Sheet Data

	September 30, 2017	December 31, 2016
Balance Sheet Data
Cash and cash equivalents	$78,300	$47,772
Working capital (deficit) (1)	(11,921)	(7,143)
Debt, including current portion	330,201	370,396
Total stockholders’ equity	427,484	368,909
________________________________________

(1)	Working capital is calculated as (i) total current assets, excluding cash and cash equivalents less (ii) total current liabilities, excluding current portion of long-term debt.

Operating Statistics
The following table summarizes certain operational data:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Total Refining Segment
Feedstocks Throughput (Mbpd) (1)	90.3	70.5	90.1	84.8
Refined product sales volume (Mbpd) (1)	91.8	87.5	91.2	90.8

Hawaii Refinery
Feedstocks Throughput (Mbpd)	73.8	54.3	74.4	68.6
Source of Crude Oil:
North America	14.8%	18.6%	24.4%	38.1%
Asia	23.6%	32.4%	24.3%	32.5%
Africa	29.1%	14.8%	23.1%	13.2%
Latin America	—%	—%	0.1%	2.9%
Middle East	32.5%	34.2%	28.1%	13.3%
Total	100.0%	100.0%	100.0%	100.0%

Yield (% of total throughput)
Gasoline and gasoline blendstocks	28.8%	25.2%	27.9%	26.4%
Distillate	47.2%	45.8%	47.1%	44.6%
Fuel oils	15.6%	17.4%	16.1%	19.2%
Other products	5.1%	7.3%	5.7%	6.1%
Total yield	96.7%	95.7%	96.8%	96.3%

Refined product sales volume (Mbpd)
On-island sales volume	63.7	62.1	62.1	61.3
Exports sale volume	11.2	8.6	12.7	12.7
Total refined product sales volume	74.9	70.7	74.8	74.0

4-1-2-1 Singapore Crack Spread ($ per barrel) (2)	$8.20	$3.08	$7.30	$2.97
4-1-2-1 Mid Pacific Crack Spread ($ per barrel) (2)	9.94	4.45	8.67	4.29
Mid Pacific Crude Oil Differential ($ per barrel) (3)	(0.33)	(2.42)	(0.71)	(2.19)
Operating income (loss) per bbl ($/throughput bbl)	0.91	(2.71)	2.05	(0.84)
Adjusted Gross Margin per bbl ($/throughput bbl) (4)	6.32	3.32	6.39	3.49
Production costs per bbl ($/throughput bbl) (5)	3.69	5.42	3.66	3.96
DD&A per bbl ($/throughput bbl)	0.63	0.61	0.64	0.37

Wyoming Refinery
Feedstocks Throughput (Mbpd) (1)	16.5	16.2	15.7	16.2

Yield (% of total throughput)
Gasoline and gasoline blendstocks	50.5%	55.8%	51.2%	55.8%
Distillate	43.4%	39.4%	43.1%	39.4%
Fuel oils	2.7%	1.7%	2.6%	1.7%
Other products	1.6%	1.0%	1.6%	1.0%
Total yield	98.2%	97.9%	98.5%	97.9%

Refined product sales volume (Mbpd) (1)	16.9	16.8	16.4	16.8

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Wyoming Refinery (continued)
Wyoming 3-2-1 Index ($ per barrel) (6)	$25.29	$19.12	$21.11	$16.91
Operating income (loss) per bbl ($/throughput bbl)	9.97	4.55	4.82	4.55
Adjusted Gross Margin per bbl ($/throughput bbl) (4)	18.67	12.20	14.03	12.20
Production costs per bbl ($/throughput bbl) (5)	6.67	5.52	7.07	5.52
DD&A per bbl ($/throughput bbl)	2.03	2.13	2.13	2.13

Retail Segment
Retail sales volumes (thousands of gallons)	24,064	23,567	69,868	68,851

Logistics Segment
Pipeline throughput (Mbpd) (1)
Crude oil pipelines	82.3	74.1	86.5	87.7
Refined product pipelines	85.0	87.0	86.7	86.5
Total pipeline throughput	167.3	161.1	173.2	174.2
________________________________________

(1)
Feedstocks throughput and refined product sales volumes per day are calculated based on the 79-day period for which we owned Wyoming Refining in 2016. As such, the 2016 amounts for the total refining segment represent the sum of the Hawaii refinery's throughput or sales volumes averaged over the respective period plus the Wyoming refinery's throughput or sales volumes averaged over the period from July 14, 2016 to September 30, 2016. The 2017 amounts for the total refining segment represent the sum of the Hawaii and Wyoming refineries’ throughput or sales volumes averaged over the three and nine months ended September 30, 2017, respectively.

(2)
The profitability of our Hawaii business is heavily influenced by crack spreads in both the Singapore and U.S. West Coast markets. These markets reflect the closest liquid market alternatives to source refined products for Hawaii. We believe the Singapore and Mid Pacific crack spreads (or four barrels of Brent crude converted into one barrel of gasoline, two barrels of distillate (diesel and jet fuel) and one barrel of fuel oil) best reflect a market indicator for our Hawaii refinery operations. The Mid Pacific crack spread is calculated using a ratio of 80% Singapore and 20% San Francisco indexes.

(3)
Weighted-average differentials, excluding shipping costs, of a blend of crudes with an API of 31.98 and sulfur weight percentage of 0.65% that is indicative of our typical crude oil mix quality compared to Brent crude.

(4)	Please see discussion of Adjusted Gross Margin below. We calculate Adjusted Gross Margin per barrel by dividing Adjusted Gross Margin by total refining throughput.

(5)
Management uses production costs per barrel to evaluate performance and compare efficiency to other companies in the industry. There are a variety of ways to calculate production costs per barrel; different companies within the industry calculate it in different ways. We calculate production costs per barrel by dividing all direct production costs, which include the costs to run the refineries including personnel costs, repair and maintenance costs, insurance, utilities and other miscellaneous costs, by total refining throughput. Our production costs are included in Operating expense (excluding depreciation) on our consolidated statement of operations, which also includes costs related to our bulk marketing operations.

(6)
The profitability of our Wyoming refinery is heavily influenced by crack spreads in nearby markets. We believe the Wyoming 3-2-1 Index is the best market indicator for our operations in Wyoming. The Wyoming 3-2-1 Index is computed by taking two parts gasoline and one part distillate (ultra-low sulfur diesel) as created from three barrels of West Texas Intermediate Crude. Pricing is based 50% on applicable product pricing in Rapid City, South Dakota, and 50% on applicable product pricing in Denver, Colorado.

Non-GAAP Performance Measures
Management uses certain financial measures to evaluate our operating performance that are considered non-GAAP financial measures. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and our calculations thereof may not be comparable to similarly titled measures reported by other companies.

Adjusted Gross Margin
Adjusted Gross Margin is defined as (i) operating income (loss) plus operating expense (excluding depreciation), depreciation, depletion, and amortization (“DD&A”), inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase obligation, and purchase price allocation adjustments), and unrealized losses (gains) on derivatives or (ii) revenues less cost of revenues (excluding depreciation) plus inventory valuation adjustments and unrealized losses (gains) on derivatives. We define cost of revenues (excluding depreciation) as the hydrocarbon-related costs of inventory sold, transportation costs of delivering product to customers, crude oil consumed in the refining process, costs to satisfy our Renewable Identification Numbers (“RINs”) obligations, and certain hydrocarbon fees and taxes. Cost of revenues (excluding depreciation) also includes the unrealized gains (losses) on derivatives and inventory valuation adjustments that we exclude from Adjusted Gross Margin.
Management believes Adjusted Gross Margin is an important measure of operating performance and uses Adjusted Gross Margin per barrel to evaluate operating performance and compare profitability to other companies in the industry and to industry benchmarks. Management believes Adjusted Gross Margin provides useful information to investors because it eliminates the gross impact of volatile commodity prices and adjusts for certain non-cash items and timing differences created by our inventory financing agreement and lower of cost or net realizable value adjustments to demonstrate the earnings potential of the business before other fixed and variable costs, which are reported separately in Operating expense (excluding depreciation) and Depreciation, depletion, and amortization.
Adjusted Gross Margin should not be considered an alternative to operating income (loss), net cash flows from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted Gross Margin presented by other companies may not be comparable to our presentation since each company may define this term differently as they may include other manufacturing costs and depreciation expense in cost of revenues.
The following tables present a reconciliation of Adjusted Gross Margin to the most directly comparable GAAP financial measure, operating income (loss), on a historical basis, for selected segments, for the periods indicated (in thousands):

Three months ended September 30, 2017	Refining	Logistics	Retail
Operating income (loss)	$21,331	$10,350	$7,473
Operating expense (excluding depreciation)	36,126	4,029	11,563
Depreciation, depletion, and amortization	7,390	1,602	1,471
Inventory valuation adjustment	9,423	—	—
Unrealized loss (gain) on derivatives	(3,033)	—	—
Adjusted Gross Margin	$71,237	$15,981	$20,507

Three months ended September 30, 2016	Refining	Logistics	Retail
Operating income (loss)	$(18,167)	$2,812	$6,853
Operating expense (excluding depreciation)	35,910	4,686	10,461
Depreciation, depletion, and amortization	5,755	1,275	1,898
Inventory valuation adjustment	7,780	—	—
Unrealized loss (gain) on derivatives	895	—	—
Adjusted Gross Margin	$32,173	$8,773	$19,212

Nine Months Ended September 30, 2017	Refining	Logistics	Retail
Operating income (loss)	$62,389	$27,186	$20,589
Operating expense (excluding depreciation)	107,237	12,675	33,829
Depreciation, depletion, and amortization	22,243	4,613	4,377
Inventory valuation adjustment	(1,989)	—	—
Unrealized loss (gain) on derivatives	79	—	—
Adjusted Gross Margin	$189,959	$44,474	$58,795

Nine Months Ended September 30, 2016	Refining	Logistics	Retail
Operating income (loss)	$(35,268)	$12,957	$17,132
Operating expense (excluding depreciation)	85,053	8,906	31,059
Depreciation, depletion, and amortization	9,649	3,116	4,930
Inventory valuation adjustment	28,540	—	—
Unrealized loss (gain) on derivatives	(7,039)	—	—
Adjusted Gross Margin	$80,935	$24,979	$53,121

Adjusted Net Income (Loss) and Adjusted EBITDA
Adjusted Net Income (Loss) is defined as net income (loss) excluding changes in the value of contingent consideration and common stock warrants, acquisition and integration expense, unrealized (gains) losses on derivatives, inventory valuation adjustment, loss on termination of financing agreements, and release of tax valuation allowance. Effective in the first quarter of 2017, Adjusted Net Income (Loss) also excludes severance costs. We have recast the non-GAAP information for the three and nine months ended months ended September 30, 2016 to conform to the current period presentation.
Adjusted EBITDA is Adjusted Net Income (Loss) excluding interest expense and financing fees, taxes, DD&A, and equity earnings (losses) from Laramie Energy, LLC. We believe Adjusted Net Income (Loss) and Adjusted EBITDA are useful supplemental financial measures that allow investors to assess:

•	The financial performance of our assets without regard to financing methods, capital structure, or historical cost basis;

•	The ability of our assets to generate cash to pay interest on our indebtedness; and

•	Our operating performance and return on invested capital as compared to other companies without regard to financing methods and capital structure.
Adjusted Net Income (Loss) and Adjusted EBITDA should not be considered in isolation, or as a substitute for, operating income (loss), net income (loss), cash flows provided by operating, investing, and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Adjusted Net Income (Loss) and Adjusted EBITDA presented by other companies may not be comparable to our presentation as other companies may define these terms differently.
The following table presents a reconciliation of Adjusted Net Income (Loss) and Adjusted EBITDA to the most directly comparable GAAP financial measure, net income (loss), on a historical basis for the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income (loss)	$18,824	$(27,761)	$53,616	$(59,522)
Inventory valuation adjustment	9,423	7,324	(1,989)	24,585
Unrealized loss (gain) on derivatives	(3,033)	1,117	79	(6,297)
Acquisition and integration expense	—	2,047	253	3,563
Loss on termination of financing agreements	—	—	1,804	—
Increase in (release of) tax valuation allowance (1)	—	—	—	(8,573)
Change in value of common stock warrants	975	(657)	2,211	(3,477)
Change in value of contingent consideration	—	(1,025)	—	(10,753)
Severance costs	—	105	1,595	105
Adjusted Net Income (Loss)	26,189	(18,850)	57,569	(60,369)
Depreciation, depletion, and amortization	11,304	9,643	33,848	19,839
Interest expense and financing costs, net	7,419	11,232	25,500	21,951
Equity losses (earnings) from Laramie Energy, LLC	(553)	(3,659)	(11,651)	15,159
Income tax expense	700	30	1,762	456
Adjusted EBITDA	$45,059	$(1,604)	$107,028	$(2,964)
________________________________________
(1) Included in Income tax benefit (expense) on our Condensed Consolidated Statement of Operations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Adjusted Net Income (Loss) per share
Basic (1)	$0.57	$(0.45)	$1.25	$(1.46)
Diluted (2)	$0.55	$(0.45)	$1.24	$(1.46)
________________________________________

(1)
Basic Adjusted Net Income (Loss) per share is calculated as Adjusted Net Income (Loss), excluding undistributed Adjusted Net Income allocated to participating securities, divided by weighted-average shares outstanding. Undistributed Adjusted Net Income allocated to participating securities during the three and nine months ended September 30, 2017 was $332 thousand and $685 thousand, respectively. Weighted-average shares outstanding were the same as those used in the Income (loss) per share calculation. Adjusted Net Losses are not allocated to participating securities.

(2)
Diluted Adjusted Net Income (Loss) per share is calculated as Adjusted Net Income (Loss), excluding undistributed Adjusted Net Income allocated to participating securities and the effect of convertible securities on Adjusted Net Income (Loss), divided by weighted-average diluted shares outstanding. The effect of convertible securities on Adjusted Net Income (Loss) was $2.6 million and $7.6 million for the three and nine months ended September 30, 2017, respectively. There was no effect of convertible securities for the three and nine months ended September 30, 2016. Weighted-average diluted shares outstanding for the three months ended September 30, 2017 and the three and nine months ended September 30, 2016 were the same as those used in the Income (loss) per share calculation for the respective periods. Weighted-average diluted shares outstanding for the nine months ended September 30, 2017 equaled 51,917 thousand shares after including 6.4 million of common stock equivalents assuming our 5.00% Convertible Senior Notes had been converted on January 1, 2017. Adjusted Net Losses are not allocated to participating securities.

Adjusted EBITDA by Segment
Adjusted EBITDA by segment is defined as operating income (loss) by segment excluding unrealized (gains) losses on derivatives, inventory valuation adjustment, severance costs, and depreciation, depletion, and amortization expense. We believe Adjusted EBITDA by segment is a useful supplemental financial measure to evaluate the economic performance of our segments without regard to financing methods, capital structure, or historical cost basis.

The following table presents a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, operating income (loss), on a historical basis, for selected segments, for the periods indicated (in thousands):

	Three Months Ended September 30, 2017
	Refining	Logistics	Retail
Operating income (loss) by segment	$21,331	$10,350	$7,473
Depreciation, depletion, and amortization	7,390	1,602	1,471
Inventory valuation adjustment	9,423	—	—
Unrealized loss (gain) on derivatives	(3,033)	—	—
Adjusted EBITDA	$35,111	$11,952	$8,944

	Three Months Ended September 30, 2016
	Refining	Logistics	Retail
Operating income (loss) by segment	$(18,167)	$2,812	$6,853
Depreciation, depletion, and amortization	5,755	1,275	1,898
Inventory valuation adjustment	7,780	—	—
Unrealized loss (gain) on derivatives	895	—	—
Adjusted EBITDA	$(3,737)	$4,087	$8,751

	Nine Months Ended September 30, 2017
	Refining	Logistics	Retail
Operating income (loss) by segment	$62,389	$27,186	$20,589
Depreciation, depletion and amortization	22,243	4,613	4,377
Inventory valuation adjustment	(1,989)	—	—
Unrealized loss (gain) on derivatives	79	—	—
Severance costs	395	—	—
Adjusted EBITDA	$83,117	$31,799	$24,966

	Nine Months Ended September 30, 2016
	Refining	Logistics	Retail
Operating income (loss) by segment	$(35,268)	$12,957	$17,132
Depreciation, depletion and amortization	9,649	3,116	4,930
Inventory valuation adjustment	28,540	—	—
Unrealized loss (gain) on derivatives	(7,039)	—	—
Severance costs	—	—	—
Adjusted EBITDA	$(4,118)	$16,073	$22,062